GUARANTY
(Repayment)

THIS GUARANTY (this "Guaranty") is executed effective as of June 12, 2014, by OWENS REALTY MORTGAGE, INC., a Maryland corporation, (“Owens Realty”) and OWENS FINANCIAL GROUP, INC., a California corporation (“Owens Financial” and  jointly and severally with Owens Realty, "Guarantor"), for the benefit of BANK OF THE OZARKS (together with its successors and assigns, "Lender").

RECITALS:

WHEREAS, pursuant to that certain Promissory Note, dated of even date herewith, executed by TOTB North, LLC, a Florida limited liability company ("Borrower") and payable to the order of Lender in the original stated principal amount of $21,304,000.00 (together with all renewals, modifications, increases and extensions thereof, the "Note"), Borrower has become indebted and may from time to time be further indebted, to Lender with respect to a loan (the "Loan") which is made pursuant to that certain Construction Loan Agreement, dated of even date herewith, between Borrower and Lender (the "Loan Agreement"), which Loan is secured by, inter alia, that certain Mortgage, Security Agreement and Fixture Filing, dated of even date herewith, granted by Borrower in favor of Lender (the "Lien Instrument"), and further evidenced, secured or governed by other documents, instruments and agreements executed in connection with the Loan including, without limitation, that certain Environmental Indemnity Agreement, dated of even date herewith (the "Environmental Indemnity") (this Guaranty and all of the foregoing, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, being, collectively, the "Loan Documents");

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees to Lender the payment and performance of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower and will directly or indirectly benefit from Lender making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to enter into the Loan Agreement and to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound hereby, represents and warrants to Lender and covenants and agrees with Lender as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty and Agreement to be Primarily Obligated.  Subject to the provisions of Section 1.13, Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  Guarantor hereby irrevocably and unconditionally covenants and agrees that Guarantor is liable for the Guaranteed Debt as a primary obligor.

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1.2 Definition of Guaranteed Obligations.  As used herein, the term "Guaranteed Obligations" means:

(a) all principal, interest, reasonable attorneys' fees, commitment fees, liabilities for costs and expenses and other indebtedness and liabilities of Borrower to Lender at any time created or arising in connection with the Loan, or any amendment thereto or substitution therefor, including but not limited to all indebtedness and liabilities of Borrower to Lender arising under the Note, or under any renewals, modifications, increases and extensions of the Note, or under the Loan Documents;

all liabilities of Borrower for future advances, extensions of credit, sales on account or other value at any time given or made by Lender to Borrower arising under the Loan Documents, whether or not the advances, credit or value are given pursuant to commitment;

any and all other indebtedness and liabilities of every kind and character of Borrower to Lender arising under the Loan Documents, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness and liabilities be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent;

any and all post-petition interest and expenses (including reasonable attorney's fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; and

all costs, expenses and fees, including but not limited to court costs and reasonable attorneys' fees (subject to Section 1.9 hereof), arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in items (i) through (iv) of this Section.

1.3 Additional Defined Terms.

(a) "Borrower":  The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

(b) Undefined Terms:  Capitalized terms used but not otherwise defined in this Guaranty shall have the meanings ascribed to such terms in the Loan Agreement.

1.4 Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor's death (in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs).  The fact that at any time or from time to time the Guaranteed Obligations may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor to Lender with respect to any indebtedness or obligations of Borrower thereafter incurred (or other Guaranteed Obligations thereafter arising) under the Note or otherwise.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of the Note.

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1.5 Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other Person, against Lender or against payment or performance of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise and Guarantor hereby waives and relinquishes, to the fullest extent permitted by applicable Legal Requirements, all rights and remedies to any defense, right of offset or other claim which Guarantor may have against Lender.  Without limiting the foregoing or Guarantor's liability hereunder, to the extent that Lender advances funds or extends credit to Borrower, and does not receive payment thereon in the amounts and at the times required or provided by applicable agreements or Legal Requirements, Guarantor is absolutely liable to make such payments to Lender, on a timely basis.

1.6 Payment and Performance by Guarantor.  If all or any part of the Guaranteed Obligations shall not be punctually paid and performed when due, whether at demand, maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of nonpayment or nonperformance, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever (all such notices being hereby expressly waived by Guarantor), pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein.  Such demand may be made at any time coincident with or after the time for payment and performance of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.7 No Duty to Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan or the Guaranteed Obligations, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan or the Guaranteed Obligations, or (vi) resort to any other means of obtaining payment and performance of the Guaranteed Obligations.  Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

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1.8 Agreement and Waiver of Notice.  Guarantor agrees to the provisions of the Loan Documents, and, to the extent permitted by law, hereby waives notice of, and any rights of consent to (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Lien Instrument, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents, instruments or agreements arising under the Loan Documents or in connection with the Mortgaged Property, (v) the occurrence of any breach by Borrower of any of the terms or conditions of the Loan Agreement or any other Loan Document or the occurrence of any Event of Default, (vi) Lender's transfer, sale, assignment, pledge, participation or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, and (ix) any other action at any time taken or not taken by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the other Loan Documents, and any other documents, instruments or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

1.9 Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all actual costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder, together with interest thereon at the Default Interest Rate from the date the payment of such expenses is requested by Lender until the date Lender receives payment in full of such expenses.  The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.10 Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain (or shall be reinstated to be) in full force and effect.  It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's payment or performance of such obligations and then only to the extent of such payment or performance.

1.11 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to assert any claim against, or seek contribution, indemnification or any other form of reimbursement from, Borrower (or any other Person liable for payment and performance of any or all of the Guaranteed Obligations) for any payment made by Guarantor under or in connection with this Guaranty or otherwise until that date that is three hundred sixty-seven (367) days from the date that the Indebtedness is paid in full.

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1.12 Multiple Guarantors.  If (i) this Guaranty is executed by more than one party constituting Guarantor, it is specifically agreed that Lender may enforce the provisions hereof with respect to one or more of such parties constituting Guarantor without seeking to enforce the same as to all or any such parties; or (ii) one or more additional guaranty agreements ("Other Guaranties") are executed by one or more additional guarantors ("Other Guarantors"), which guaranty, in whole or in part, any of the indebtedness or obligations evidenced by the Loan Documents, it is specifically agreed that Lender may enforce the provisions of this Guaranty or of the Other Guaranties with respect to one or more of the parties constituting Guarantor and/or one or more of the Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of the parties constituting Guarantor or the Other Guarantors.  Each of the parties constituting Guarantor hereby waives any requirement of joinder (and shall not seek joinder) of all or any other of the parties constituting Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties.  The liability hereunder of all parties constituting Guarantor shall be joint and several.

1.13 Limitation on Guaranteed Obligations.

(a) Notwithstanding anything to the contrary herein, upon Lender's receipt of evidence, reasonably acceptable to Lender, of the full satisfaction of the DSCR Guaranty Reduction Conditions (as herein defined) Guarantor's obligations under this Guaranty (exclusive of any other obligations of Guarantor under any other guaranty agreement relating to the Loan) for the Guaranteed Obligations shall never exceed $10,652,000.00 (the "DSCR Reduced Recourse Portion").  All payments made by Borrower or any other Person or sums otherwise applied against the Indebtedness (including any application of insurance proceeds, condemnation proceeds, Reserves or proceeds from any foreclosure sale with respect to the Mortgaged Property) shall be allocated first to those portions of the Indebtedness other than the DSCR Reduced Recourse Portion and only lastly to the DSCR Reduced Recourse Portion.  As used herein the term DSCR Guaranty Reduction Conditions means each of the following conditions:

(i) Lender’s determination that the Mortgaged Property has achieved a Debt Service Coverage Ratio equal to or greater than 1.25 for at least six (6) consecutive months; and

(ii) no Event of Default has occurred and is then existing.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR'S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

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2.1 Modifications.  (A) Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Indebtedness, the Note, the other Loan Documents, or any other document, instrument, agreement, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations, or any failure of Lender to notify Guarantor of any such action, or (B) any sale, assignment or foreclosure (or delivery of a deed in lieu of foreclosure) of the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any sale or transfer of the Property or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Guarantor or any Other Guarantor.

2.3 Condition of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment and performance of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors.  Any full or partial release of the liability of Borrower for the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment or performance of the Guaranteed Obligations, or any part thereof, by operation of law, Lender’s voluntary act, or otherwise, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

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2.6 Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment and performance, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment and performance of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment and performance of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized, acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset.  The Note, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower or Guarantor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger.  The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12 Preference.  Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

2.13 Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation and Guarantor's liability hereunder shall be deemed satisfied only upon the full and final payment, performance and satisfaction of the Guaranteed Obligations.

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2.14 Representations.  The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the Loan Documents.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, warrants and covenants to Lender, as of the date hereof, as follows:

3.1 Benefit.  Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of the Loan to Borrower.

3.2 Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or payment and performance of the Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation by Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Guarantor's Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor (A) is, and will be, solvent, (B) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (C) has and will have property and assets sufficient to satisfy and repay its obligations, liabilities (including contingent liabilities) and debts, including, without limitation, the Guaranteed Obligations.

3.5 Legality.  The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.  This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general principles of equity.

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3.6 Liens.  Guarantor has not created nor is the beneficiary of any Liens encumbering the Mortgaged Property or any interest therein.

3.7 Financial Information.  All of the financial information provided by Guarantor to Lender is true and correct in all material respects as of the date hereof.

3.8 Statements and Reports.  Guarantor agrees to deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a) Semi-annual, unaudited financial statements of Guarantor within forty-five (45) days after the end of each June and December (and accurate as of the last day of each such period), which shall include a balance sheet and income statement, together with a detailed schedule of all contingent liabilities and a statement of projected cash flows, which financial statement and related materials shall be prepared by Guarantor in accordance with Acceptable Accounting Standards and certified by the chief financial officer of Guarantor (or, in the case of an individual Guarantor, such Guarantor).

(b) Annual unaudited financial statements, balance sheets and income statements of Guarantor within forty-five (45) days after the end of each calendar year (which shall be preliminary without tax adjustments), prepared in accordance with Acceptable Accounting Standards and certified to by the chief financial officer of Guarantor (or, in the case of an individual Guarantor, such Guarantor).

(c) Copies of all state (if applicable) and federal tax returns prepared with respect to Guarantor within thirty (30) days of such returns being filed with the Internal Revenue Service or applicable state authority.

(d) Copies of extension requests or similar documents with respect to federal or state (if applicable) income tax filings for Guarantor within thirty (30) days of such documents being filed with the Internal Revenue Service or applicable state authority.

(e) Such other reports and statements as Lender may reasonably require from time to time.

3.9 Financial Covenants. Guarantor hereby covenants and agrees, as a material inducement to Lender to make the Loan to Borrower, to the following:

(a) Liquidity Covenant:  Owens Realty shall, at all times throughout the term of the Loan, own and maintain minimum Liquid Assets of at least $5,000,000.00 as determined by Lender and shall provide to Lender evidence of such minimum Liquid Assets upon the request of Lender.  As used herein, the term "Liquid Assets" shall be deemed to mean assets of the following types and nature so long as such are not pledged, encumbered, hypothecated, subject to rights of offset or otherwise restricted:

(1) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

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(2) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(3) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(4) money market accounts or similar investments classified in accordance with GAAP as current assets of Borrower, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (2) and (3) of this definition.

(b) Net Worth Covenant:  Owens Realty shall, at all times throughout the term of the Loan, maintain a minimum Net Worth of at least $35,000,000.00.  As used herein, the term "Net Worth" shall mean, on any applicable date of determination, (i) the net book value of all assets of Owens Realty (excluding, however, receivables from Affiliates, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and other intangible assets), after all appropriate deductions in accordance with Acceptable Accounting Standards (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), less (ii) all liabilities of Owens Realty (including, without limitation, liabilities for taxes and a fair valuation of contingent or indirect liabilities), all as determined in accordance with Acceptable Accounting Standards and otherwise in Lender's sole discretion.

(c) Other Financial Covenants:

(i) Guarantor covenants and agrees to act, in all respects, in good faith with respect to the obligations and covenants described in this Section 3.9 and all calculations required hereunder.  Guarantor further agrees to promptly respond to any inquiries made by Lender or its agent with respect to Guarantor's ongoing compliance with the financial covenants described in this Section 3.9 or with respect to documentation with respect thereto.  The failure of Guarantor, at any time, to satisfy the foregoing financial covenants shall constitute a default hereunder and under the other Loan Documents.

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(ii) Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including, without limitation, the payment of any dividend or distribution to a shareholder, partner or member as applicable, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in Guarantor, or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein.

3.10 Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof and payment in full of the Indebtedness.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims.  As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities are evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment and performance of all or a portion of the Guaranteed Obligations.  So long as any portion of the Indebtedness, the Obligations or the Guaranteed Obligations remains outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy.  In the event of any receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceeding involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender but only to the extent that the Indebtedness has not been paid in full.  Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon full payment and performance to Lender of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon Guarantor Claims.

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4.3 Payments Held in Trust.  Notwithstanding anything to the contrary in this Guaranty, in the event that Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment and performance of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (i) create any Lien encumbering the Mortgaged Property or any interest therein, (ii) exercise or enforce any creditor's rights it may have against Borrower, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.  The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting Liens in any of its assets to any Person other than Lender or Guarantor transferring any of its assets to any Person other than Lender.

4.5 No Limitations.  Nothing contained in this Guaranty shall affect or limit the ability of Lender to enforce any of Lender's rights or remedies with respect to the Mortgaged Property.  Nothing contained in this Guaranty shall affect or limit the rights of Lender to proceed against any other Person, including Borrower, or any other party with respect to the enforcement of any guarantees of payment, guarantees of performance and completion, hazardous materials indemnifications or agreements or other similar rights, including, without limitation, those indemnities contained in the Environmental Indemnity.

ARTICLE V

MISCELLANEOUS

5.1 Waivers and Related Agreements.  Guarantor hereby expressly waives:  (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other Person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and Borrower (or any other Person) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other Person) before proceeding against the collateral pledged by Guarantor; (v) promptness, diligence, notice of any default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment or performance, acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; and (vi) each of the foregoing rights or defenses, regardless of whether they arise under (A) Rule 31 of the Texas Rules of Civil Procedure, (B) Chapter 17, Section 17.001 of the Texas Civil Practice and Remedies Code, (C) Chapter 43 of the Texas Civil Practice and Remedies Code, or (D) any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and (vii) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

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5.2 Notices.  All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee.  Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth herein.  For purposes of such notices, the addresses of the parties shall be as follows:

Lender:	Bank of the Ozarks
8201 Preston Road
Suite 700
Dallas, Texas 75225
Attention: Dan Thomas

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With copy to:	Bank of the Ozarks
6th and Commercial
P.O. Box 196
Ozark, Arkansas 72949
Attention: Robert Lloyd

With copy to:	Johnston, Allison & Hord, PA
1065 East Morehead Street
Charlotte, NC 28209
Attention: Wanda C. Townsend

Guarantor:	Owens Realty Mortgage, Inc.
2221 Olympic Boulevard
Walnut Creek, California 94595
Attn: William E. Dutra

With a copy to:	Shumaker, Loop & Kendrick, LLP
Bank of America Plaza, Suite 2800
101 East Kennedy Boulevard
Tampa, Florida 33602
Attn:       W. Kent Ihrig

5.3 GOVERNING LAW.  THE CONTRACTUAL AND OTHER GENERAL AGREEMENTS EVIDENCED BY THIS GUARANTY WILL BE GENERALLY GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS); PROVIDED, HOWEVER, (A)  ANY MATTERS WITH RESPECT TO THE CREATION, PERFECTION, VALIDITY AND ENFORCEMENT OF ANY LIEN OR SECURITY INTEREST WITH RESPECT TO THE MORTGAGED PROPERTY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE SUCH MORTGAGED PROPERTY IS LOCATED, AND (B) TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.  ANY ACTION OR PROCEEDING AGAINST GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY MAY, AT LENDER’S OPTION, BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS.  GUARANTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, AND (C) CONSENTS TO THE SERVICE OF PROCESS IN ANY MANNER AUTHORIZED BY TEXAS LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF GUARANTOR'S PROPERTY IN COMPETENT COURTS IN OTHER JURISDICTIONS.  GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING BY GUARANTOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT LOCATED IN DALLAS COUNTY, TEXAS.

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GUARANTOR DOES HEREBY DESIGNATE AND APPOINT WILLIAM C. OWENS, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN DALLAS, TEXAS, AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF TEXAS.  GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN DALLAS, TEXAS (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN DALLAS, TEXAS OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

5.4 Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party against whom such amendment is sought to be enforced.

5.6 Parties Bound; Assignment.  This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.  Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents.  Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty.  No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

5.7 Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

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5.8 Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts; Facsimile and Electronic Transmission.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.  Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.  This Guaranty shall become effective when it shall have been executed by Guarantor and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto.  This Guaranty, and any and all signed certificates and other documents delivered hereunder or in connection herewith, may be transmitted and/or signed by facsimile or e-mail transmission (e.g. “pdf” or “tif”).  The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties to this Guaranty.  Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.

5.10 Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 ENTIRETY.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

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5.12 WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LIEN INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS DISCRETELY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.13 Reinstatement in Certain Circumstances.  If at any time any payment of the principal or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

[The Remainder of This Page Is Intentionally Left Blank.  Signature Page Follows.]

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EXECUTED, effective as of the date first written above.

GUARANTOR:

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

____________________________
By: William C. Owens
Title: President

OWENS FINANCIAL GROUP, INC.,
a California corporation

____________________________
By: William C. Owens
Title: President

STATE OF ______________                §
                                                                §
COUNTY OF ____________                §

This instrument was ACKNOWLEDGED before me this ____ day of __________, 2014, by William C. Owens, as President of Owens Realty Mortgage, Inc., a Maryland corporation, on behalf of the corporation.  He is personally known to me or has produced ____________________ as identification.

[S E A L]                                                                                                ________________________________
                                                                                                                Notary Public - State of ____________

My Commission Expires:
                                                                                                               ________________________________
_____________________                                                                      Printed Name of Notary Public

GUARANTY (REPAYMENT) – Signature Page

STATE OF ______________                   §
                                                                   §
COUNTY OF ____________                   §

This instrument was ACKNOWLEDGED before me this ____ day of __________, 2014, by William C. Owens, as President of Owens Financial Group, Inc., a California corporation, on behalf of the corporation.  He is personally known to me or has produced ____________________ as identification.

[S E A L]                                                                                                ________________________________
                                                                                                                Notary Public - State of ____________

My Commission Expires:
                                                                                                               ________________________________
_____________________                                                                     Printed Name of Notary Public

GUARANTY (REPAYMENT) – Signature Page